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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 19, 2003 with respect to the financial statements of Reliant Pharmaceuticals, LLC as of and for the year ended December 31, 2002, included in this Pre-Effective Amendment No. 1 to the Registration Statement No. 333-108483 and related Prospectus of Alkermes, Inc.


/s/ Ernst & Young LLP

MetroPark, New Jersey
October 1, 2003